Exhibit 32.2

                          PFO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350



In connection with the Quarterly Report of Emclaire Financial Corp. (the Corporation) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date here (the Report), I, Shelly
L. Rhoades, Principal Financial and Accounting Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)  The information  contained in the Report fairly  presents,  in all material
     respects,   the  financial  condition  and  result  of  operations  of  the
     Corporation.



/s/  Shelly L. Rhoades
----------------------

Shelly L. Rhoades
Principal Financial and Accounting Officer


May 14, 2004